                                                                  Exhibit (o)(i)

                                SCHEDULE A TO THE
                   AMENDED AND RESTATED MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                         Annual Shareholder Service Fee (as a   Annual Transfer Agency Fee (as a
                                            percentage of average daily net      percentage of average daily net
       Name of Fund and Class                     assets of the Fund)                   assets of the Fund)
------------------------------------    -------------------------------------   --------------------------------
Schwab Municipal Money Fund - Sweep                      0.20%                                  0.25%
Shares

Schwab Municipal Money Fund -                            0.17%                                  0.05%
Institutional Shares

Schwab Municipal Money Fund - Select                     0.17%                                  0.05%
Shares

Schwab Municipal Money Fund - Value                      0.17%                                  0.05%
Advantage Shares

Schwab California Municipal Money Fund                   0.20%                                  0.25%
- Sweep Shares

Schwab California Municipal Money Fund                   0.17%                                  0.05%
- Value Advantage Shares

Schwab New York Municipal Money Fund -                   0.20%                                  0.25%
Sweep Shares

Schwab New York Municipal Money Fund -                   0.17%                                  0.05%
Value Advantage Shares

Schwab Value Advantage Money Fund -                      0.17%                                  0.05%
Investor Shares

Schwab Value Advantage Money Fund -                      0.17%                                  0.05%
Institutional Shares

Schwab Value Advantage Money Fund -                      0.17%                                  0.05%
Select Shares

                                                                  Exhibit (o)(i)

Schwab Advisor Cash Reserves -                           0.20%                                  0.25%
Sweep Shares

Schwab Advisor Cash Reserves -                           0.20%                                  0.25%
Premier Sweep Shares

                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    Signature: /s/ Randal W. Merk
                                               -------------------------
                                    Name:  Randall W. Merk
                                    Title: President

                                    Dated as of July 9, 2004


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